      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1998

                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                         GLOBAL TELESYSTEMS GROUP, INC.
               (Exact name of registrant as specified in charter)

            DELAWARE
  (State or other jurisdiction                 4813                          94-3068423
      of incorporation or          (Primary Standard Industrial           (I.R.S. Employer
         organization)             Classification Code Number)         Identification Number)

                             ---------------------

              1751 PINNACLE DRIVE                                WILLIAM H. SEIPPEL
           NORTH TOWER -- 12TH FLOOR                            1751 PINNACLE DRIVE
                MCLEAN, VA 22102                             NORTH TOWER -- 12TH FLOOR
                 (703) 918-4500                                   MCLEAN, VA 22102
  (Address, including zip code, and telephone                      (703) 918-4558
                    number,                           (Name, address, including zip code, and
 including area code, of registrant's principal                  telephone number,
               executive offices)                    including area code, of agent for service)

                             ---------------------
                                   Copies to:

            DAVID J. BEVERIDGE, ESQ.
              SHEARMAN & STERLING                              JAMES J. CLARK, ESQ.
                199 BISHOPSGATE                              CAHILL GORDON & REINDEL
            LONDON EC2M-3TY, ENGLAND                              80 PINE STREET
                (44)171-920-9005                             NEW YORK, NEW YORK 10005

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-52733.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]---------------------.

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                     AMOUNT                 MAXIMUM                 MAXIMUM
  TITLE OF EACH CLASS OF             TO BE               OFFERING PRICE            AGGREGATE               AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED(1)             PER SHARE           OFFERING PRICE(1)        REGISTRATION FEE
===========================================================================================================================
Common Stock, $.10 par
  value(2)..............           2,577,150                 $45.50               $117,260,325              $34,592
===========================================================================================================================

(1) Includes 336,150 shares issuable upon exercise of an over-allotment option granted to the Underwriters.

(2) Rights to purchase Common Stock, par value $.10 per share, of the Company, will be issued in a number equal to the number of shares of Common Stock, par value $.10 per share, to be issued for no additional consideration and, therefore, no registration fee is required therefor. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock.
================================================================================

                           INCORPORATION BY REFERENCE
           OF REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-52733)


     Global TeleSystems Group, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-52733), as amended (including the exhibits thereto), declared effective at approximately 2:30 p.m. on July 1, 1998 by the Securities and Exchange Commission.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

     5.1*  --  Opinion of Shearman & Sterling.

    23.1*  --  Consent of Shearman & Sterling (included in opinion filed as
               Exhibit 5.1).

    23.2*  --  Consent of Ernst & Young LLP.

    23.3*  --  Consent of Ernst & Young (CIS) Ltd.

    24.1   --  Power of Attorney (included on signature page to Global
               TeleSystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-52733) and incorporated herein by reference).

-----------------
*  Filed herewith


(b) Financial Statement Schedules are incorporated by reference herein.

     Schedule II Valuation and Qualifying Accounts (incorporated by reference to the Global TeleSystems Group, Inc. Registration Statement on Form S-1 (File No. 333-52733).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on this 1st day of July, 1998.

                                            GLOBAL TELESYSTEMS GROUP, INC.

                                            By:     /s/ GRIER C. RACLIN
                                              ----------------------------------
                                              Name: Grier C. Raclin
                                              Title: Senior Vice President,
                                                     General Counsel and
                                                     Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 1st day of July, 1998.

                      SIGNATURE                                      TITLE                       DATE
                      ---------                                      -----                       ----

                /s/ GERALD W. THAMES*                  President, Chief Executive Officer       July 1, 1998
-----------------------------------------------------    and Director (principal
                  Gerald W. Thames                       executive officer)

               /s/ WILLIAM H. SEIPPEL*                 Executive Vice President of              July 1, 1998
-----------------------------------------------------    Finance and Chief Financial
                 William H. Seippel                      Officer (principal financial and
                                                         accounting officer)

                 /s/ ALAN B. SLIFKA*                   Chairman of the Board of Directors       July 1, 1998
-----------------------------------------------------
                   Alan B. Slifka

                /s/ MICHAEL GREELEY*                   Director                                 July 1, 1998
-----------------------------------------------------
                   Michael Greeley

                /s/ BERNARD MCFADDEN*                  Director                                 July 1, 1998
-----------------------------------------------------
                  Bernard McFadden


               /s/ STEWART J. PAPERIN*                 Director                            July 1, 1998
-----------------------------------------------------
                 Stewart J. Paperin

                 /s/ W. JAMES PEET*                    Director                            July 1, 1998
-----------------------------------------------------
                    W. James Peet

                  /s/ JEAN SALMONA*                    Director                            July 1, 1998
-----------------------------------------------------
                    Jean Salmona

                  /s/ JOEL SCHATZ*                     Director                            July 1, 1998
-----------------------------------------------------
                     Joel Schatz

                  /s/ ADAM SOLOMON*                    Director                            July 1, 1998
-----------------------------------------------------
                    Adam Solomon

                   /s/ DAVID DEY*                      Director                            July 1, 1998
-----------------------------------------------------
                      David Dey

                 /s/ ROGER W. HALE*                    Director                            July 1, 1998
-----------------------------------------------------
                    Roger W. Hale

                /s/ ROBERT J. AMMAN*                   Director                            July 1, 1998
-----------------------------------------------------
                   Robert J. Amman

              *By: /s/ GRIER C. RACLIN
  ------------------------------------------------
                   Grier C. Raclin
                  Attorney-in-fact

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------
     5.1*     --  Opinion of Shearman & Sterling.

    23.1*     --  Consent of Shearman & Sterling (included in opinion filed as
                  Exhibit 5.1).

    23.2*     --  Consent of Ernst & Young LLP.

    23.3*     --  Consent of Ernst & Young (CIS) Ltd.

    24.1      --  Power of Attorney (included on signature page to Global
                  TeleSystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-52733) and incorporated herein by reference).

-----------------
*  Filed herewith